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                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                 June 18, 1997



(213) 229-7000                                                     C 11402-00003

Bank Plus Corporation
4565 Colorado Boulevard
Los Angeles, California 90039

           Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel to Bank Plus Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the sale by the Company from time to time of up to 7,594,937 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

     We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. In addition, we have assumed that the number of Shares to be offered and sold under the Registration Statement will not exceed the number of shares thereof authorized in the Company's Certificate of Incorporation, less the number of shares thereof authorized and reserved for issuance and issued and outstanding on the date on which the Shares are authorized, issued and delivered.

                                  EXHIBIT 5.1
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Bank Plus Corporation
June 18, 1997
Page 2


     On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as we deem appropriate, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of and payment for Shares in the manner contemplated by the Registration Statement and/or any applicable Prospectus Supplement and by such resolution, such Shares will be validly issued, fully paid and nonassessable.

     The opinion set forth above is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any of the Shares:

     (a) the Board of Directors shall have duly authorized the issuance and sale of such Shares and such authorization shall not have been modified or rescinded; and

     (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

     This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the reference to our firm under the heading "Legal Opinion" contained in the Prospectus that is a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,


                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       GIBSON, DUNN & CRUTCHER LLP

DE/TJH